1636 N. Hampton Rd., Suite 270
DeSoto, TX 75115-8621
972-298-3800-voice
972-298-3802-fax

SEPARATION AND RELEASE AGREEMENT

SEPARATION AND RELEASE AGREEMENT, dated November 19, 2007, by and between Etelcharge, Inc., a Nevada corporation (the “Company”), and Carl Sherman and Michelle Sherman (together, the “Shermans”, “you” or “your”).

WHEREAS, Carl Sherman was the Chairman and Chief Executive Officer of the Company until July 31, 2007, the date Mr. Sherman’s resignation became effective;

WHEREAS, Michelle Sherman was the Secretary and a Director of the Company until September 21, 2007, the date Ms. Sherman resigned;

WHEREAS, in light of the Shermans having resigned from their respective positions with the Company, the Company and the Shermans wish to memorialize certain agreements they have reached regarding the Shermans’ activities while employed by the Company and their separation from the Company.

NOW THEREFORE, in consideration of the sum of $25,000 contemporaneously remitted by the Company to the Shermans and for other good and valuable consideration described herein, the Company and the Shermans (collectively referred to as the “Parties”) hereby agree as follows:

I.            CONSIDERATION

1.1            The Company has compensated you at your current rate of pay through your termination dates as set forth above (the “Termination Dates”).  Except as required by law, your entitlement to, participation in, and accrual of, Company benefits ended as of your Termination Dates.  Your rights and obligations under COBRA and any 401K plan, to the extent applicable, will be explained under separate cover.

1.2            You acknowledge and agree that you have received all compensation that you have earned through the date of this Agreement, including any unused accrued vacation benefits, except as otherwise provided in this Agreement.

1.3            In exchange for the covenants undertaken and releases given by you in this Agreement, and provided that you sign, return and do not revoke this Agreement within eight (8) days after the date it is signed by you and received by the Company (the "Effective Date"), the Company will pay you, in addition to the compensation set forth in Section 1.1 herein, the sum of $25,000, less required taxes and withholding (collectively, the "Severance Payment"). The Severance Payment will be paid in one lump sign following the Effective Date. The Severance Payment is in addition to any compensation or other amounts owed to you up to and including the Termination Date.

1.4            You acknowledge and agree that (i) the Company is not obligated to provide the Severance Payment and other additional consideration to you under its normal polices and procedures, (ii) no other monetary payments shall be made to you in exchange for entering into this Agreement, and (iii) the Severance Payment and other additional consideration is being made in full and final settlement of any and all matters of any kind or nature that were alleged by, or could have been alleged by, you against the Company or any of the Releasees (as defined in Paragraph 2.3 below).

II.            SHERMAN OBLIGATIONS

2.1            Sherman Representations. The Shermans represent, warrant, covenant and agree with the Company, jointly and severally, as follows:

2.1.1                       They, and each of them, hereby waive and forgive whatever right they have or may have to any obligation or debt that the Company may have to either of them, including any advances, notes or any evidence of indebtedness of any kind.

2.1.2                       There are no obligations owing to them individually or in their status as past or present officers, directors or employees of the Company, except as set forth in this Agreement.

2.1.3                       The public filings (the “Filings”) of the Company are true and correct in all material respects, have been prepared in accordance with the forms prescribed and do not omit to state a material fact in light of the circumstances in which such statements are made. There are no matters that are required to be disclosed therein that have not been disclosed nor have there been any actions taken or omitted to be taken by either of the Shermans that would violate or would have violated their fiduciary obligations to the Company as officers, directors, or controlling stockholders.

2.1.4                       They have caused to be reflected and/or recorded on the books and accounts of the Company all transactions to form a fair, complete and accurate representation of the financial position of the Company from the inception of the Company to date, and all such transactions are bona fide and have been on an arms length basis.

2.1.5                       They and each of them have no claim to any of the intellectual property of the Company nor are there any inventions, concepts or ideas conceived (whether committed to writing or otherwise) (collectively, “Inventions”), directly or indirectly from the beginning of time to the date hereof by the Shermans or entities in which they have a direct or indirect involvement (by way of stockholdings, officers, directors, employees, independent contractors or otherwise) that could in any way be deemed to constitute any claim by either of them or by any other person that challenges in any way the past, present or contemplated intellectual property of the Company. Should there be any matter that would constitute an Invention, the Shermans hereby quitclaim and assign any such property right to the Company and will execute and deliver to the Company any and all documents and filings relating to such Invention and will cooperate with the Company in taking such steps that will reaffirm the Company’s rights to the intellectual property of the Company.

2.1.6                       They know of no claim, whether asserted or not, against the Company, its directors, officers, stockholders or agents except as disclosed in Schedule A hereto (an “Undisclosed Claim”) and hereby agree to indemnify and hold harmless the Company, its officers, directors and agents from any liability, claims, demand or otherwise (including attorney’s fees and cost  in defending or investigating any such matter) that may result  from, any such Undisclosed Claim or the breach of any of the representations and warranties set forth herein. Should there be a claim  by the Company with respect to the subject matter of this Agreement, the Company shall have the right to take whatever steps it requires to seek recovery from the Shermans, whether by way of seeking an injunction, offsetting any obligation, or realizing against a property right of the Shermans or otherwise.

2.1.7                       For avoidance of doubt, the Shermans hereby reaffirm their resignations as officers and directors of the Company effective the dates set forth above and affirm that except as specifically set forth in this Agreement, there is no obligation, direct or indirect, that the Company has to them or to any party in any way connected, associated or controlled by either of them within the meaning of Rule 405 of the Rules and Regulations adopted under the Securities Act of 1933, as amended, of the Securities and Exchange Commission.

2.1.8                       The Shermans recognize that because of their historical relationship with the Company until their respective resignations, and due to their continued involvement as stockholders, the restrictive covenant set forth herein is a critical part of this Agreement and any violations thereof shall render any agreement or release by the Company hereunder null and void and shall not preclude the Company from seeking injunctive relief without the necessity of posting a bond associated therewith.

2.2            The Shermans represent that they fully understand their right to review all aspects of this Agreement with an attorney of their choice, that they have had the opportunity to consult with an attorney of their choice, that they have carefully read and fully understand all the provisions of this Agreement and that they are freely, knowingly and voluntarily entering into this Agreement.

2.3            Sherman Release and Waiver

2.3.1                       For and in exchange for the payments to be made by the Company to you pursuant to this Agreement, and for other good and valuable consideration, you, Carl Sherman, on behalf of himself and his heirs, assigns, executors and representatives, hereby fully and forever, releases and discharges the Company (including all predecessors and successors, subsidiaries, affiliates, assigns, officers, directors, trustees, employees, agents and attorneys, past and present) (“Company Personnel”) in respect of, from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown (collectively, “Claims”), arising through the date of this Agreement, out of Carl Sherman’s relationship with the Company or the termination thereof, including, but not limited to, and Claims with respect to (i) any debts, payments due, stock transfers or certificates, options, intellectual property, (including, without limitation, intellectual property consisting of business practices, business processes, and trade secrets) and (ii) wages, bonuses, commissions, penalties, deferred compensation, vacation pay, separation benefits, defamation, libel, slander, negligence, breach of covenant of good faith and fair dealing, personal injury, emotional distress, breach of contract, breach of confidentiality, invasion of privacy, negligence, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), alleged violation of the United States Constitution, the Constitution of the State of New Jersey, the Civil Rights Act of 1964, including Title VII, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Equal Pay Act of 1963, the Family Medical Leave Act, the Rehabilitation Act of 1973, or any other federal, state (including, but not limited to Texas) or local statutes concerning employment, labor, and/or human rights or discrimination laws, and any claim for discrimination or retaliation based on sex, race, color, creed, religion, age, national origin, marital status, sexual orientation, disability, or perceived disability, medical condition, status with regard to public assistance, sexual harassment, or any other protected class status, but excludes claims arising after the date hereof out of any breach of this Agreement.

2.3.2                       For and in exchange for the payments to be made by the Company to you pursuant to this Agreement, and for other good and valuable consideration, you, Michelle Sherman, on behalf of herself and her heirs, assigns, executors and representatives, hereby fully and forever, releases and discharges the Company and Company Personnel in respect of, from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Agreement, out of Michelle Sherman’s relationship with the Company or the termination thereof, including, but not limited to, (i) any debts, payments due, stock transfers or certificates, options, intellectual property, (including, without limitation, intellectual property consisting of business practices, business processes, and trade secrets) and (ii) any claims Ms. Sherman may have for wages, bonuses, commissions, penalties, deferred compensation, vacation pay, separation benefits, defamation, libel, slander, negligence, breach of covenant of good faith and fair dealing, personal injury, emotional distress, breach of contract, breach of confidentiality, invasion of privacy, negligence, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), alleged violation of the United States Constitution, the Constitution of the State of New Jersey, the Civil Rights Act of 1964, including Title VII, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Equal Pay Act of 1963, the Family Medical Leave Act, the Rehabilitation Act of 1973, or any other federal, state (including, but not limited to Texas) or local statutes concerning employment, labor, and/or human rights or discrimination laws, and any claim for discrimination or retaliation based on sex, race, color, creed, religion, age, national origin, marital status, sexual orientation, disability, or perceived disability, medical condition, status with regard to public assistance, sexual harassment, or any other protected class status, but excludes claims arising after the date hereof out of any breach of this Agreement.

2.3.3                       Without limiting the foregoing release in any way, the Shermans acknowledge and agree that this Agreement includes a waiver and release of all claims which they have or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq. ("ADEA").  The following terms and conditions apply to and are part of the waiver and release of ADEA claims under this Agreement:

(a)            You are hereby advised to consult with an attorney before signing this Agreement.

(b)            The Company will keep its offer to sign the Agreement open for twenty-one (21) days from the date you were presented with this Agreement. However, the Company is prepared to sign the Agreement and make it effective at any time before then. The parties agree that any counteroffer(s) or negotiations that occur subsequent to the date you were presented with this Agreement, whether material or immaterial, will not re-start the running of such twenty-one (21) day period.

(c)            You have the right to revoke the waiver and release of claims under the ADEA set forth in this Agreement within seven (7) days after signing this Agreement, and the Agreement will not be effective until seven (7) days after the Agreement signed by you has been returned to the Company. To be effective, your rescission must be in writing and delivered and received within such seven (7) day period to the Director of Human Resources of the Company at the address listed on the signature page to this Agreement.

(d)            The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims under the ADEA that may arise after the date on which you sign this Agreement.

(e)            You understand that by signing this Agreement you are giving up any right which you may have to sue or otherwise prosecute any Claim against any Releasee.

(f)            You hereby acknowledge and agree that you are knowingly and voluntarily waiving and releasing your rights and Claims in exchange for consideration (something of value) in addition to anything of value to which you are already entitled.

(g)            You are not being forced or pressured in any manner whatsoever to sign this Agreement.

2.3.4                       Nothing in this Agreement prevents you from filing a charge with or participating in an investigation or proceeding conducted by any governmental agency, including without limitation, the Equal Employment Opportunity Commission or state or local human rights agencies, to the extent required or permitted by law. Notwithstanding the foregoing, you acknowledge and agree, as a condition for receiving the Consideration and other benefits contained in this Agreement, that you are waiving any and all entitlement to monetary damages, equitable relief and reinstatement with respect to: (1) any claims released and waived as part of this Agreement; or (2) any charge, action, complaint or lawsuit filed by you or by anyone else on your behalf.

2.3.5                       Carl Sherman expressly represents that he has not filed a lawsuit or initiated any other administrative proceedings against the Company and that he has not assigned any claim against the Company to any other person or entity. Carl Sherman further promises not to initiate a lawsuit or bring any other claim against the Company, its successors and assigns, or any Company Personnel arising out of or in any way related to his employment by the Company, his activities on behalf of the Company (including, without limitation, the provision of loans to the Company), or the termination of his employment by the Company.

2.3.6                       Michelle Sherman expressly represents that she has not filed a lawsuit or initiated any other administrative proceedings against the Company and that she has not assigned any claim against the Company to any other person or entity. Michele Sherman further promises not to initiate a lawsuit or bring any other claim against the Company, its successors and assigns, or any Company Personnel arising out of or in any way related to her employment by the Company, her activities on behalf of the Company, or the termination of her employment by the Company.

2.4            Sherman Non Competition/Non Solicitation

2.4.1                       Carl Sherman hereby agrees for a period of 5 years (60 months) from the date of the signing of this Agreement (the “Restrictive Period”), he will not, directly or indirectly (i) market or sell products or perform services which are the same or similar to such as are offered or conducted by the online payments business unit of the Company, to any customer or client of the Company; or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender, employee or otherwise, in any company that markets or sells products or performs services which are the same or similar to such as are offered or conducted by the online payments business unit of the Company, provided however, that Carl Sherman may continue to engage in the business of the reselling of Credit Card Merchant Services, including, but not limited to, the Government-to-People segment of the merchant services business.  The geographic scope of this provision is the United States.

2.4.2                       Carl Sherman understands that his work as an employee of the Company created a relationship of trust and confidence between him and the Company. During the Restrictive Period, Carl Sherman agrees that he will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company. During the Restrictive Period, he will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company. The geographic scope of this provision is the United States.

2.4.3                       Michelle Sherman hereby agrees that during the Restrictive Period she will not, directly or indirectly (i) market or sell products or perform services such as are offered or conducted by the online payments business unit of the Company, to any customer or client of the Company; or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender, employee or otherwise, in any company that markets or sells products or performs services such as are offered or conducted by the online payments business unit of the Company, providedhowever, that Michelle Sherman may continue to engage in the business of the reselling of Credit Card Merchant Services, including, but not limited to, the Government-to-People segment of the merchant services business.  The geographic scope of this provision is the United States.

2.4.4                       Michelle Sherman understands that her work as an employee of the Company created a relationship of trust and confidence between her and the Company. During the Restrictive Period, Michelle Sherman agrees that she will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company. During the Restrictive Period, she will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company. The geographic scope of this provision is the United States.

2.4.5                       The Parties hereto agree that, due to the nature of the Company's business, and that of its affiliates and subsidiaries, the duration and geographic scope of the non-competition and non-solicitation provisions set forth above in Sections 4.1, 4.2, 4.3 and 4.4 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that either of such provisions are to that extent unenforceable, the parties hereto agree that such provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions in Sections 4.1, 4.2, 4.3 and 4.4 herein shall be deemed to be a series of separate covenants. The Parties also agree that damages are an inadequate remedy for any breach of such provisions and that the Company, its affiliates and subsidiaries, shall, whether or not they are pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these provisions. The covenants contained in the non-competition and non-solicitation provisions set forth above are deemed to be material and the Company is entering into this Agreement relying on such covenants.

2.5            Sherman Assumption of Obligations/Indemnification

2.5.1                       Michelle Sherman and Carl Sherman hereby agree to be solely and unconditionally liable for, and to indemnify and hold harmless the Company against, any obligations that either Michelle Sherman or Carl Sherman may individually or jointly have incurred on behalf of or in the name of the Company, including, but not limited to, obligations arising under any contracts, loans, commitments or promises to employees, prospective investors, or others, or other agreements, whether verbal or written, which have not been fully and completely disclosed in writing to the Company on or prior to September 21, 2007 (the “Undisclosed Sherman Obligations”).

2.5.2                       Carl Sherman and Michelle Sherman agree that their liability for the Undisclosed Sherman Obligations shall be joint and several and shall be without recourse to any third party. The Shermans further agree that any amounts due to the Company in respect of the indemnity contained in this Section 2.5 shall be paid, at the election of the Company, in either (i) cash, (ii) shares of Company stock, or (iii) a combination of cash and shares of Company stock.

III.            COMPANY OBLIGATIONS

3.1            Company Agreement Not to Sue

Except to enforce an indemnity or other right the Company may have under this Agreement, the Company hereby agrees not to initiate any lawsuit or bring any other claim against Carl Sherman or Michelle Sherman based on or arising out of any unauthorized actions taken, or required actions not taken, by Carl Sherman or Michelle Sherman while they were employed by the Company to the extent such actions taken or not taken have been fully disclosed in writing by the Shermans to the Company prior to the date of this Agreement.

3.2            Company Cooperation

The Company agrees that it will, for a period of five years from the date of this Agreement, provide information and documentation to Carl Sherman and/or Michelle Sherman and their respective counsel, at the sole cost and expense of the Shermans, with respect to litigation or governmental proceedings which relate to matters with which Carl Sherman and/or Michelle Sherman were involved in their capacity as an officer or director of the Company, provided that such information or documentation will not be provided to the extent (i) such provision could result in a waiver of attorney-client privilege, (ii) such provision would be contrary to law, or (iii) the Company’s interest is adverse to the Shermans.

IV.            MISCELLANEOUS

4.1            Arbitration

In consideration of the mutual promises set forth herein, the Shermans and the Company agree, for themselves and the Company and for their representatives, successors, and assigns and the representatives, successors, and assigns of the Company, any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or arising out of or relating to the subject matter of this Agreement, shall be settled by final and binding arbitration in Reno, Nevada (or such other place in Nevada as may be agreed to by the parties) before a single arbitrator, selected in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"), in accordance with the procedures required under Nevada law; provided, however, that the Company may seek injunctive relief in order to prevent irreparable harm or preserve the status quo.  This arbitration clause, and its enforcement, shall be governed by the laws of the State of Nevada.  Any award pursuant to said arbitration shall be accompanied by a written opinion of the arbitrator setting forth the reason for the award, including findings of fact and conclusions of law.  The award rendered by the arbitrator shall be conclusive and binding upon the parties hereto, and judgment upon the award may be entered, and enforcement may be sought in, any court of competent jurisdiction.  A court shall vacate, modify or correct any award: (A) where the arbitrator’s findings of fact are not supported by substantial evidence, (B) where the arbitrator’s conclusions of law are erroneous; (C) in accordance with Nevada law governing arbitration; or (D) where the arbitrators knew of a governing legal principle yet refused to apply it or ignored it altogether.  Each party shall pay its own expenses of arbitration and the expenses of the arbitrator (including compensation).

YOU UNDERSTAND THAT, ABSENT THIS AGREEMENT, YOU AND THE COMPANY WOULD HAVE THE RIGHT TO SUE EACH OTHER IN COURT, AND THE RIGHT TO A JURY TRIAL, BUT, BY THIS AGREEMENT, BOTH PARTIES GIVE UP THAT RIGHT.

4.2            Authority, Reliance, Liens.

Carl Sherman and Michelle Sherman represent and warrant that (i) each has the capacity to act on his or her own behalf and on behalf of all who might claim through them to bind them to the terms and conditions of this Agreement (ii) neither Carl Sherman nor Michelle Sherman has relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement, and (iii) there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released pursuant hereto.

4.3            Voluntary Execution.

This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that: (i) they have read this Agreement, (ii) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel, (iii) they understand the terms and consequences of this Agreement and of the releases therein contained, and (iv) they are fully aware of the legal and binding effect of this Agreement.

4.4            Counsel.

Each of Carl Sherman and Michelle Sherman acknowledges that the Company has specifically advised each of them to seek counsel regarding the legal, tax and other consequences of the matters provided in this Agreement.  In the event that either or both Mr. and Mrs. Sherman elects not to consult with an attorney or other counsel regarding his or her rights and obligations under this Agreement and the legal effect hereof, each of Carl Sherman and Michelle Sherman hereby waives all rights to such consultation.  Such waiver is and shall be irrevocable and unequivocal, without any conditions or reservations of any kind.

4.5            Severability.

The parties understand and agree that in the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, the provision shall be deemed to be restricted in scope or otherwise modified to the extent necessary to render the same valid and enforceable or, in the event that any provision of this Agreement cannot be modified or restricted so as to be valid and enforceable, then the same shall be deemed excised from this Agreement if circumstances so require, and this Agreement shall be construed and enforced as if such provision had originally been incorporated therein as so restricted or modified, or as if such provision had not originally been contained therein, as the case may be.

4.6            Entire Agreement; Amendment.

This Agreement and the attached Schedule A represent the entire agreement and understanding between the Company and the Shermans concerning the separation of each of  Carl Sherman and Michelle Sherman from the Company, and supersedes and replaces any and all prior agreements and understandings concerning either of Carl Sherman’s or Michelle Sherman’s  relationship with the Company and the Sherman’s compensation by the Company, and any prior employment agreement previously entered into by the Company and either Carl Sherman or Michelle Sherman.  This Agreement may only be amended by a written instrument signed by Carl Sherman and Michelle Sherman and a duly authorized officer of the Company.

4.7            Specific Enforcement.

Carl Sherman and Michelle Sherman both acknowledge and agree that the Company will suffer irreparable harm as a consequence of any breach or threatened breach by either of them of any of the provisions of the Agreement and each of Carl Sherman and Michelle Sherman hereby consents to the Company seeking and being awarded such injunctive and other equitable relief as may be appropriate in the circumstances to prevent or restrain any such breach or threatened breach. In addition, if either of Carl Sherman or Michelle Sherman breaches any term of this Agreement, the Company may commence legal action and pursue any available legal and equitable remedies, including but not limited to suspending and recovering any and all payments and benefits made or to be made under this Agreement.

4.8            Governing Law.

This Agreement shall in all respects be exclusively interpreted and governed by the laws of the State of Nevada (without regard to conflicts laws principles).

4.9            Costs.

The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with this Agreement.

4.10            Successors.

This Agreement shall extend and inure to the benefit of, and shall be binding upon, Carl Sherman, Michelle Sherman, the Company, and each of their respective permitted successors and assigns.

4.11            Further Assurances.

At the request of any Party, the other Party shall execute and deliver such further documents, and take such other action, as may be necessary or appropriate to give full effect to the transactions contemplated by this Agreement.

4.12            Counterparts.

This Agreement may be executed in one or more counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

ETELCHARGE, INC.

By:	/s/ Rob Howe
Rob Howe
Title: Chairman & CEO

By:	/s/ Carl Sherman
Carl Sherman

By:	/s/ Michelle Sherman
Michelle Sherman